UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2015

Hilltop Holdings Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-31987	84-1477939
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Crescent Court, Suite 1330
Dallas, Texas	75201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 855-2177

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02                   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 13, 2015, Mr. Jess T. Hay, who served as a member of the board of directors of Hilltop Holdings Inc. (the “Company”) since March 2009, passed away. Mr. Hay was an exceptional director who provided valuable insight and contributions to the board of directors and the Company.

Prior to the passing of Mr. Hay, Mr. J. Taylor Crandall was appointed to the board of directors of the Company effective upon the creation of a vacancy on the board of directors, such as through a bylaws amendment to increase the number of directors. Accordingly, Mr. Crandall’s appointment became effective on April 13, 2015.  Mr. Crandall is expected to be appointed to the Nominating and Corporate Governance Committee of the board of directors.

Mr. Crandall is a founding Managing Partner of Oak Hill Capital Management, LLC (“OHCM”) and has served OHCM (or its predecessors) since 1986. He has senior responsibility for originating, structuring and managing investments for OHCM’s Media and Telecom and Technology industry groups. Mr. Crandall has also served as Chief Operating Officer of Keystone, Inc., the primary investment vehicle for Robert M. Bass. Prior to joining OHCM, Mr. Crandall was a Vice President with the First National Bank of Boston. Mr. Crandall serves on the board of directors of Intermedia.net, Inc., Wave Division Holdings, LLC, Dave & Buster’s, Inc., Omada International, Pulsant Limited, Berlin Packaging LLC and Powdr Corporation. Mr. Crandall is the secretary-treasurer of the Anne T. and Robert M. Bass Foundation, the trustee of the Lucile Packard Foundation for Children’s Health and currently serves on the boards of trustees of The Park City Foundation and the U.S. Ski and Snowboard Team Foundation. Mr. Crandall earned a B.A. degree, magna cum laude, from Bowdoin College, where he has served on the Board of Overseers. Mr. Crandall also received an honorary doctorate in humane letters from Bowdoin College in 2010.

There were no arrangements or understandings pursuant to which Mr. Crandall was appointed as a director, and there are no related party transactions between the Company and Mr. Crandall reportable under Item 404(a) of Regulation S-K

The board of directors has affirmatively determined that Mr. Crandall qualifies as an “independent director” under the New York Stock Exchange listing standards.

In connection with his service as a director, Mr. Crandall is entitled to receive the standard compensation paid to non-employee directors of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hilltop Holdings Inc.,
a Maryland corporation

Date: April 17, 2015	By:	/s/ COREY PRESTIDGE
	Name:	Corey G. Prestidge
	Title:	General Counsel & Secretary